    As filed with the Securities and Exchange Commission on July 10, 1995
                                                  Registration No. 33-________

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              ---------------------

                                  FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                              ---------------------


                              BMC INDUSTRIES, INC.
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)

            MINNESOTA                                          41-0169210
            ---------                                          ----------
(State or other jurisdiction of incorporation             (I.R.S. Employer
          or organization)                               Identification No.)


 TWO APPLETREE SQUARE, MINNEAPOLIS, MINNESOTA                      55425
- ----------------------------------------------                   ---------
(Address of Principal Executive Offices)                          Zip Code


                    1984 OMNIBUS STOCK PROGRAM, AS AMENDED
                          (Full title of the plan)
                           ----------------------

                               Michael P. Hawks
                            Secretary and Treasurer
                             BMC Industries, Inc.
                             Two Appletree Square
                        MINNEAPOLIS, MINNESOTA  55425
                        -----------------------------
                    (Name and address of agent for service)

                                (612) 851-6000
                            ----------------------
         (Telephone number, including area code, of agent for service)

       Approximate date of commencement of proposed sale to the public:
          Immediately upon the filing of this Registration Statement

                            ----------------------


                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                  Proposed
                                  maximum      Proposed
Title of                          offering     maximum           Amount of
securities to    Amount to be     price        aggregate         registration
be Registered    Registered (1)   Per Share(2) Offering Price(2) Fee
- --------------------------------------------------------------------------------
Common Stock,
no par value
per share. . .   507,000 shares   $ 5.073      $ 2,572,011       $ 900

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of additional shares as may be issuable as a result of anti-dilution provisions described in the plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated on the basis of the weighted average exercise price of options to purchase shares previously granted under the plan.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                             INFORMATION REQUIRED
                         IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:
(1) the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-8467); (2) the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 1995 (File No. 1-8467); (3) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1994; and (4) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      The financial statements of BMC Industries, Inc. incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP, independent certified public accountants, for the periods indicated in their report thereon which is incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1994. The financial statements audited by Ernst & Young LLP have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing.

Item 4.  DESCRIPTION OF SECURITIES.

      The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Minnesota Statute Section 302A.521 provides that a Minnesota business corporation shall indemnify any director, officer, or employee of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

      Article X of the Company's Second Restated Articles of Incorporation provides that directors, officers, employees and agents, past or present, of the Company, and persons serving as such of another corporation or entity at the request of the Company, shall be indemnified by the Company to the fullest extent permitted by applicable state law.

      The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  EXHIBITS.

4.1 Second Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the period ended December 31, 1994 (File No. 1-8467)).

4.2 Amendment to the Second Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the period ended December 31, 1994 (File No. 1-8467).

4.3 Restated Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the period ended December 31, 1994 (File No. 1-8467)).

4.4 Specimen Form of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-2 (File No. 2-83809)).

5.1   Opinion and Consent of Oppenheimer Wolff & Donnelly.

23.1  Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2  Consent of Ernst & Young LLP, Independent Certified Public Accountants.

24.1  Power of Attorney (included on page II-4 of this Registration Statement).

99.1  1984 Omnibus Stock Program, as amended (incorporated by reference to
      Exhibit 4.6 to the Company's Registration Statement on Form S-8 (File No. 33-32389)).

Item 9.  UNDERTAKINGS.

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, except as to certain insurance policies, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 28, 1995.

                                    BMC INDUSTRIES, INC.

                                    By /s/ Merle D. Kerr
                                       -------------------
                                       Merle D. Kerr
                                       Vice President Finance and Chief
                                       Financial Officer

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Merle D. Kerr and Terry R. Nygaard, and each of them, his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and in the capacities indicated on June 28, 1995.


/s/ Paul B. Burke                          /s/ Merle D. Kerr
- ---------------------------------          -------------------------------
Paul B. Burke, President and Chief          Merle D. Kerr, Vice President
Executive Officer (Principal                Finance and
Executive Officer)                          Chief Financial Officer
and Director                                (Principal Financial Officer)


/s/ Terry R. Nygaard                       /s/ Lyle D. Altman
- ---------------------------------          -------------------------------
Terry R. Nygaard, Corporate Controller          Lyle D. Altman, Director
(Principal Accounting Officer)


/s/ John W. Castro                         /s/ Joe E. Davis
- ---------------------------------          -------------------------------
John W. Castro, Director                       Joe E. Davis, Director


/s/ Norman C. Mears                        /S/ S. Walter Richey
- ---------------------------------          -------------------------------
Norman C. Mears, Director                      S. Walter Richey, Director

/s/ Dr. Richard A. Swalin
- -------------------------------
Dr. Richard A. Swalin, Director

                                INDEX TO EXHIBITS


ITEM NO.          ITEM                                      METHOD OF FILING

4.1       Second Restated Articles of             Incorporated by reference to
          Incorporation of the Company,           Exhibit 3.1 to the Company's
          as amended                              Annual Report on Form 10-K for
                                                  the period ended December 31,
                                                  1994 (File No. 1-8467).

4.2       Amendment to the Second Restated        Incorporated by reference to
          Articles of Incorporation               Exhibit 3.2 to the Company's
                                                  Annual Report on Form 10-K for
                                                  the period ended December 31,
                                                  1994 (File No. 1-8467).

4.3       Restated Bylaws of the Company, as      Incorporated by reference to
          amended                                 Exhibit 3.3 to the Company's
                                                  Annual Report on Form 10-K for
                                                  the period ended December 31,
                                                  1994 (File No. 1-8467).

4.4       Specimen Form of the Company's          Incorporated by reference to
          Common Stock Certificate                Exhibit 4.3 to the Company's
                                                  Registration Statement on Form
                                                  S-2 (File No. 2-83809).

5.1       Opinion and Consent of Oppenheimer      Filed electronically.
          Wolff & Donnelly

23.1      Consent of Oppenheimer Wolff &          Included in Exhibit 5.1.
          Donnelly

23.2      Consent of Ernst & Young LLP,           Filed electronically.
          Independent Certified Public
          Accountants

24.1      Power of Attorney                       Included on page II-4 of the
                                                  Registration Statement.

99.1      1984 Omnibus Stock Program, as          Incorporated by reference to
          amended                                 Exhibit 4.6 to the Company's
                                                  Registration Statement on
                                                  Form S-8 (File No. 33-32389).